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                                                                       EXHIBIT 1


                                Power of Attorney
                                -----------------

     Know all by these presents, that the undersigned, STRACHAN DONNELLEY, of New York, New York, hereby constitutes and appoints each of LARRY D. BERNING, KAREN M. STANTON and JENNIFER N. SCHUBERT as the undersigned's true and lawful attorneys-in-fact to:

     1. execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

     2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission (the "SEC") and any other authority or entity;

     3.   execute for and on behalf of the undersigned any statement, report or schedule in accordance with Regulation 13D-G under the Exchange Act, and do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such statement, report or schedule and the timely filing of such statement, report or schedule with the SEC and any other authority or entity; and

     4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

     The powers granted above may be exercised by each such attorney-in-fact on behalf of the undersigned, individually, and on behalf of the undersigned in the undersigned's fiduciary and representative capacities as an Executor of, or Trustee under, the Will of Dorothy R. Donnelley dated July 27, 1998, as amended by the Codicil dated May 3, 1999, and in any other fiduciary or representative capacity in which the undersigned may be acting.

     The powers granted above may be exercised by any one of such attorneys-in-fact acting alone.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the

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foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Regulation 13D-G under the Exchange Act.

     This Power of Attorney shall be effective on the date set forth below and shall continue in full force and effect as long as the undersigned shall be subject to Section 16 of the Exchange Act or Regulation 13D-G under the Exchange Act or until such earlier date on which written notification executed by the undersigned is filed with the SEC expressly revoking this Power of Attorney.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on February 7, 2002.

                                                 /s/ Strachan Donnelley
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                                                  Strachan Donnelley